UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 20, 2010

BEACON ENTERPRISE SOLUTIONS GROUP, INC.
(Exact name of registrant as specified in Charter)

Nevada	000-31355	81-0438093
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1311 Herr Lane, Suite 205
 Louisville, Kentucky 40222
 (Address of Principal Executive Offices)

502- 657-3500
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD

As discussed in Beacon Enterprise Solutions Group, Inc. (“Beacon”) Form 10-Q on August 16, 2010 and on the Fiscal Third Quarter Conference Call on August 17, 2010 (the “Conference Call”), Beacon intends to pursue all available avenues to reach a satisfactory conclusion related to the data center construction project in Zurich, Switzerland (the “Project”).  As discussed on the Conference Call, the dispute related to project scope, change orders, etc. which impacted Beacon’s consolidated gross operating margins and contributed to Beacon’s decision to discontinue operations of Beacon Solutions AG (“Beacon AG”), the Swiss based operating company which holds the contract for the Project. Only the operations of Beacon AG were discontinued for financial reporting purposes.  Beacon continues to operate in Europe through its wholly owned subsidiary BESG Ireland Ltd, which holds the Company’s European engagements with the subsidiaries of its U.S. based pharmaceutical clients and operates the Company’s support center and dispatch operation in Prague, Czech Republic.

The total of all invoices submitted for work performed by Beacon AG through June 30, 2010 total $24.6 million.  Net Sales recognized by Beacon AG through the third fiscal quarter ended June 30, 2010 totaled $16.6 million. Unrecognized Net Sales from discontinued operations related to invoices for all work performed and completed by Beacon AG during the third fiscal quarter ended June 30, 2010 totaled $8.0 million. Net Liabilities related to discontinued operations during the third fiscal quarter ended June 30, 2010 totaled $7.1 million.

The information in this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEACON ENTERPRISE SOLUTIONS GROUP, INC.

Date: August 20, 2010	By:	/s/ Michael Grendi
Michael Grendi,
Principal Financial Officer